PERFICIENT®

vision. execution. value.

Q1 2017 FINANCIAL RESULTS

May 4, 2017

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2017, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business; uncertainties resulting from changes to policies and laws following the U.S. elections in November 2016; client demand for our services and solutions; maintaining a balance of our supply of skills and resources with client demand; effectively competing in a highly competitive market; protecting our clients' and our data and information; risks from international operations including fluctuations in exchange rates; changes to immigration policies; obtaining favorable pricing to reflect services provided; adapting to changes in technologies and offerings; risk of loss of one or more significant software vendors; changes to tax levels, audits, investigations, tax laws or their interpretation; legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information; risks associated with managing growth organically and through acquisitions; and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q2 2017		Full Year 2017	
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$ 0.15	$ 0.18	$ 0.60	$ 0.75
Non-GAAP Adjustment (a):				
Non-GAAP Reconciling Items	0.22	0.21	0.89	0.87
Tax Effect of Reconciling Items	(0.08)	(0.08)	(0.32)	(0.31)
Adjusted EPS	$ 0.29	$ 0.31	$ 1.17	$ 1.31

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. The Company currently expects its Q2 2017 and full year 2017 GAAP effective income tax rate to be 33.5% and 34.0%, respectively. The Company's estimates of fully diluted shares for 2017, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1 Actual	Q2	Q3	Q4	Full Year
Fully Diluted Shares for 2017 (in millions)	34.3	34.0	34.1	34.1	34.2

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 4, 2017.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED MARCH 31,					YEAR ENDED DECEMBER 31,				
		2017		2016	% Change		2016		2015	% Change
Revenues	$	111,019	$	123,843	-10%	$	486,982	$	473,621	3%
Gross Profit Margin	$	36,075	$	40,224	-10%	$	151,280	$	155,210	-3%
Gross Profit Margin %		32.5%		32.5%			31.1%		32.8%	
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses	$	36,408	$	39,572	-8%	$	150,242	$	154,569	-3%
Margin %		36.1%		36.1%			35.9%		37.6%	
EBITDA Excluding Stock Compensation	$	14,073	$	17,163	-18%	$	64,235	$	68,717	-7%
% of Revenue		12.7%		13.9%			13.2%		14.5%	
Income from Operations	$	4,859	$	8,472	-43%	$	32,205	$	35,252	-9%
% of Revenue		4.4%		6.8%			6.6%		7.4%	
Net Income	$	2,709	$	5,406	-50%	$	20,459	$	23,007	-11%
% of Revenue		2.4%		4.4%			4.2%		4.9%	
Adjusted Net Income	$	8,090	$	9,976	-19%	$	37,891	$	42,027	-10%
% of Revenue		7.3%		8.1%			7.8%		8.9%	
GAAP EPS	$	0.08	$	0.16	-50%	$	0.58	$	0.67	-13%
Amortization		0.11		0.10			0.38		0.40	
Stock Compensation		0.11		0.10			0.41		0.39	
Acquisition Costs/Earnout Adjustments		0.02		0.01			(0.01)		0.05	
Tax Effect of Above Reconciling Items		(0.08)		(0.08)			(0.28)		(0.29)	
Adjusted EPS	$	0.24	$	0.29	-17%	$	1.08	$	1.22	-11%

OPERATING METRICS

(in thousands)	Q1 2017	Q4 2016	% Change	Q1 2017	Q1 2016	% Change
Services Revenue (excluding reimbursable expenses)	$ 100,888	$ 98,002	3%	$ 100,888	$ 109,747	-8%
Software and Hardware Revenue	$ 6,998	$ 18,047	-61%	$ 6,998	$ 9,476	-26%

Time & Materials ABR	Q1 2017	Q4 2016
North American Employees	$ 145	$ 144

Utilization	Q1 2017	Q4 2016
North American Employees	77%	77%

Headcount	Q1 2017		Q4 2016	
	Average	Ending	Average	Ending
North American Billable Employees	1,490	1,483	1,509	1,496
Subcontractors	170	174	173	161
Offshore Billable Employees	626	635	622	629
Total Billable Headcount	**2,286**	**2,292**	**2,304**	**2,286**
SG&A Headcount	464	461	439	442
Total Headcount	**2,750**	**2,753**	**2,743**	**2,728**

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q1 2017	Q4 2016	Q1 2016
Analytics	19%	19%	14%
Commerce	12%	14%	15%
Custom Applications	11%	10%	7%
Content Management	10%	10%	10%
Management Consulting	8%	7%	6%
Platform	7%	8%	14%
Business Integration	7%	7%	7%
Portals/Collaboration	6%	7%	9%
Customer Relationship Management	6%	6%	6%
Business Process Management	3%	5%	5%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q1 2017	Q4 2016	Q1 2016
Healthcare/Pharma/Life Sciences	25%	28%	32%
Financial Services/Banking/Insurance	16%	17%	16%
Automotive and Transport Products	11%	10%	8%
Retail and Consumer Goods	10%	10%	15%
Electronics and Computer Hardware	9%	7%	7%
Manufacturing	9%	7%	5%
Telecommunications	7%	6%	7%
Leisure, Media and Entertainment	3%	2%	2%
Energy and Utilities	2%	2%	2%
Business Services	2%	2%	2%

PLATFORM DATA

Revenue by Platform	Q1 2017	Q4 2016	Q1 2016
IBM	31%	32%	37%
Microsoft	13%	16%	15%
Oracle	11%	10%	10%
Salesforce	5%	5%	5%
Adobe	4%	4%	5%
Magento	3%	3%	5%
Other Technologies	25%	23%	17%
Management Consulting*	8%	7%	6%

*Platform independent